UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1
TO

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):	November 29, 2004

MERITAGE HOSPITALITY GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Michigan
(State or Other Jurisdiction
of Incorporation)

001-12319	38-2730460
(Commission File Number)	(IRS Employer Identification Number)

1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan 49525
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:                                      (616) 776-2600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.    Financial Statements and Exhibits.

          (b)    Pro Forma Financial Information.

        Meritage completed six sale and leaseback transactions in November and December 2004, involving its Wendy’s restaurants. These transactions were with unrelated third parties, and are part of an ongoing effort that Meritage announced on November 4, 2004, to sell and leaseback a certain number of its Wendy’s restaurants to pay down long-term debt and increase cash on hand to support the Company’s strategic objective of maintaining a strong balance sheet and a less leveraged new store growth model. Forms 8-K were filed on December 3 and December 22, 2004, reporting these transactions because the proceeds received from the transactions, in the aggregate, exceeded 10% of the Company’s total assets at those times. This amendment is being timely filed to report the required pro forma financial information related to these transactions.

        The Company collected $10,144,000 in net proceeds from the transactions, used $6,089,000 to pay down long-term indebtedness, and deposited the balance of $4,066,000 into the Company’s treasury. The sales resulted in a deferred gain of $4,147,000 before income taxes which will be amortized over the 20-year lease terms. The sales resulted in a one-time finance charge of approximately $483,000.

        Subject to market conditions, the Company may enter into additional sale and leaseback transactions containing similar terms, with related charges and deferred gains, during this fiscal year. These transactions could result in additional net proceeds of approximately $16.7 million. The Company anticipates that it would use approximately 60% of the pre-tax proceeds to pay off long-term debt, with remaining net proceeds being deposited into treasury and available for general corporate purposes including new O’Charley’s and Wendy’s restaurant development.

        The following schedule demonstrates minimum lease obligations for the leases involved in the above-described transactions computed in accordance with SFAS No. 13.

	Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Lease Obligations *	$16,101,615	$747,153	$1,494,306	$1,494,306	$12,365,850
Total	$16,101,615	$747,153	$1,494,306	$1,494,306	$12,365,850

*	The lease agreements are triple net operating leases. Accordingly, the Company is responsible for other obligations including, but not limited to, taxes, insurance, utilities and maintenance as incurred.

        Pro Forma financial statements of Meritage Hospitality Group Inc. and subsidiaries. See “Index to Unaudited Pro Forma Consolidated Financial Statements” on Page F-1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2005	MERITAGE HOSPITALITY GROUP INC. BY: /s/Robert E. Schermer, Jr. —————————————— Robert E. Schermer, Jr. Chief Executive Officer

2

MERITAGE HOSPITALITY GROUP INC. & SUBSIDIARIES

INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS	PAGE NUMBER
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
- AS OF AUGUST 29, 2004	F-2

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
OPERATIONS - FOR THE YEAR ENDED NOVEMBER 30, 2003	F-3

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
OPERATIONS - FOR THE NINE MONTHS ENDED AUGUST 29, 2004	F-4

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS	F-5

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
As of August 29, 2004

	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma
ASSETS

Current Assets
Cash and cash equivalents	$3,390,803	$4,028,322	(1)	$7,419,125
Receivables	193,681			193,681
Inventories	266,729			266,729
Prepaid expenses and other current assets	195,817			195,817

Total Current Assets	4,047,030	4,028,322		8,075,352

Property, Plant and Equipment, net	42,876,264	(6,008,531)	(2)	36,867,733

Deferred Income Taxes	694,000	1,406,059	(3)	2,100,059

Other Assets
Goodwill	4,429,849			4,429,849
Franchise costs, net	1,218,429			1,218,429
Financing costs, net	622,905	(78,586)	(4)	544,319
Deposits and other assets	705,387			705,387

Total Other Assets	6,976,570	(78,586)		6,897,984

Total Assets	$54,593,864	$(652,736)		$53,941,128

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Current portion of long-term obligations	$1,316,104	$(171,352)	(5)	$1,144,752
Line of credit - short term	262,850			262,850
Trade accounts payable	1,996,961			1,996,961
Accrued liabilities	2,243,267	1,241,355	(6)	3,484,622

Total Current Liabilities	5,819,182	1,070,003		6,889,185

Unearned Vendor Allowances	2,658,491			2,658,491

Deferred Gain - Sale Leaseback Transactions		4,135,469	(7)	4,135,469

Long-Term Obligations	33,707,572	(5,538,487)	(8)	28,169,085

Stockholders' Equity
Preferred stock, Series A	295			295
Preferred stock, Series B	5,000			5,000
Common stock	52,552			52,552
Additional paid in capital	18,271,827			18,271,827
Accumulated deficit	(5,921,055)	(319,721)	(10)	(6,240,776)

Total Stockholders' Equity	12,408,619	(319,721)		12,088,898

Total Liabilities and Stockholders' Equity	$54,593,864	$(652,736)		$53,941,128

See notes to unaudited pro forma consolidated financial statements.

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended November 30, 2003

	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma
Food and beverage revenue	$48,513,456			$48,513,456

Cost and expenses
Cost of food and beverages	12,272,050			12,272,050
Operating expenses	28,606,742	$805,071	(1)	29,204,475
		(207,338)	(2)
General and administrative expenses	2,819,095			2,819,095
Depreciation and amortization	2,985,929	(144,050)	(3)	2,841,879

Total cost and expenses	46,683,816	453,683		47,137,499

Earnings from operations	1,829,640	(453,683)		1,375,957

Other income (expense)
Interest expense	(2,388,080)	6,439	(4)	(1,925,369)
		456,272	(5)
Interest income	28,192			28,192
Other income, net	19,990			19,990
Gain on sale of non-operating property	750,716			750,716

Total other expense	(1,589,182)	462,711		(1,126,471)

Earnings before income taxes	240,458	9,028		249,486

Income tax benefit	500,000	(3,070)	(6)	496,930

Net earnings	740,458	5,958		746,416

Preferred stock dividends	26,568			26,568

Net earnings on common shares	$713,890	$5,958		$719,848

Earnings per common share - basic and diluted	$0.13			$0.13

Weighted average shares outstanding - basic	5,347,531			5,347,531

Weighted average shares outstanding - diluted	5,648,252			5,648,252

See notes to unaudited pro forma consolidated financial statements.

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended August 29, 2004

	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma
Food and beverage revenue	$39,633,268			$39,633,268

Cost and expenses
Cost of food and beverages	10,776,735			10,776,735
Operating expenses	22,869,338	$603,801	(1)	23,317,635
		(155,504)	(2)
General and administrative expenses	2,525,870			2,525,870
Depreciation and amortization	2,052,896	(108,131)	(3)	1,944,765

Total cost and expenses	38,224,839	340,166		38,565,005

Earnings from operations	1,408,429	(340,166)		1,068,263

Other income (expense)
Interest expense	(1,960,551)	4,829	(4)	(1,620,180)
		335,542	(5)
Interest income	23,219			23,219
Other income, net	4,400			4,400
Gain on sale of non-operating property	136,800			136,800

Total other expense	(1,796,132)	340,371		(1,455,761)

Loss before income taxes	(387,703)	205		(387,498)

Income tax benefit	108,500	(70)	(6)	108,430

Net loss	(279,203)	135		(279,068)

Preferred stock dividends	326,568			326,568

Net loss on common shares	$(605,771)	$135		$(605,636)

Loss per common share – basic and diluted	$(0.11)			$(0.11)

Weighted average shares outstanding-basic and diluted	5,289,635			5,289,635

See notes to unaudited pro forma consolidated financial statements.

MERITAGE HOSPITALITY GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Between November 2, 2004 and December 20, 2004, the Company completed the sale and leaseback of six of its Wendy’s restaurants to unrelated third parties. These transactions are part of an ongoing effort that Meritage announced on November 4, 2004, to sell and leaseback a certain number of its Wendy’s restaurants to pay down long-term debt and increase cash on hand to support the Company’s strategic objective of maintaining a strong balance sheet and a less leveraged new store growth model.

The unaudited pro forma consolidated balance sheet as of August 29, 2004, reflects these transactions as if they occurred on that date. The unaudited pro forma statements of operations for the fiscal year ended November 30, 2003, and for the nine months ended August 29, 2004, reflect these transactions as if they occurred on December 1, 2002.

In management’s opinion, all material adjustments necessary to reflect the transactions are presented in the pro forma adjustments. The pro forma financial statements do not purport to project the Company’s financial position or results of operations at any future date or for any future period, and should be read in conjunction with the Company’s consolidated historical financial statements, and notes thereto contained in the Company’s Form 10-K for the fiscal year ended November 30, 2003, and the quarterly report on Form 10-Q for the fiscal quarter ended August 29, 2004.

The pro forma adjustments are as follows:

Balance Sheet:

Below is a summary of the balance sheet transactions involving the sale and leaseback of the six Wendy’s restaurant properties described above. The pro forma adjustments reflect the sale of the restaurant properties and the associated debt reduction from the cash proceeds, as if the sales had been consummated on August 29, 2004.

		Pro forma Ref.
Calculation of deferred gain on sale:
Proceeds from sales - net of selling costs	$10,144,000
Net book value of assets sold	(6,008,531)	(2)

Deferred gain on sale leaseback transactions	$4,135,469	(7)

Calculation of net cash proceeds after retirement of debt:
Proceeds from sales - net of selling costs	$10,144,000
Reduction in long-term obligations	(5,538,487)	(8)
Reduction in current portion of long-term obligations	(171,352)	(5)
Debt extinguishment charge - prepayment penalties	(405,839)	(9)

Net cash after retirement of debt	$4,028,322	(1)

MERITAGE HOSPITALITY GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

	Current Tax Payable	Deferred Tax Asset	Pro forma Ref.
Tax effects of the sale leaseback transactions:
Gain on sale leaseback transactions	$4,135,469	$4,135,469
Debt extinguishment charges - prepayment penalties	(405,839)
Write-off of unamortized financing costs	(78,586)		(4)

Taxable income	$3,651,044	$4,135,469
Statutory income tax rate	34%	34%

	$1,241,355	$1,406,059	(6),(3)

It should be noted that for purposes of these pro forma financial statements, the tax effects have been computed using the statutory rates in effect. However, the deferred tax asset resulting from these transactions may be subject to a valuation allowance.

Pro forma adjustment (10) – the ($319,721) pro forma adjustment to accumulated deficit is the total of pro forma adjustments (3), (4), (6) and (9).

Statements of Operations:

Below is a summary of the transactions affecting the statements of operations as a result of the sale and leaseback of the six Wendy’s restaurant properties described above. The pro forma adjustments reflect the sale of the restaurant properties as if the sales had been consummated on December 1, 2002.

Pro forma
Reference

(1)	Rent expense under the operating leases entered into by the Company as a result of the sale leaseback transactions.

(2)	Amortization of the deferred gain over the lease terms under the operating leases entered into by the Company as a result of the sale leaseback transactions (accounted for as a reduction in rent expense).

(3)	Reduction in depreciation expense related to the assets sold in the sale leaseback transactions.

(4)	Reduction in amortization expense of capitalized financing costs related to the loans retired in connection with the sale leaseback transactions.

(5)	Reduction in interest expense related to the debt retired in connection with the sale leaseback transactions.

(6)	Income tax effect of the above transactions at a statutory income tax rate of 34%.